EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 under the Securities Act of 1933 of Inter Parfums, Inc. of (i) our report dated March 8, 2006 relating to the consolidated balance sheets of Inter Parfums, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in shareholders’ equity and comprehensive income, and cash flows for the years then ended and the related financial statement schedule and (ii) to our report dated March 8, 2006 on (a) management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and (b) the effectiveness of Inter Parfums, Inc. maintenance of internal controls over financial reporting as of December 31, 2005. Each report appears in the December 31, 2005 Annual Report on Form 10-K of Inter Parfums, Inc. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

Mazars LLP

New York, New York
August 29, 2006